                                                           EXHIBIT 11.1

                              DOUBLECLICK INC.
              COMPUTATION OF PRO FORMA NET LOSS PER COMMON SHARE



                                                                 NUMBER OF
                                                                 COMMON AND
                                                                   COMMON                      WEIGHTED
                                                                 EQUIVALENT       DAYS         AVERAGE
PERIOD ENDED DECEMBER 31, 1996                                     SHARES      OUTSTANDING      SHARES
------------------------------                                  ------------  ------------     --------


Issuance of Class A common stock at inception, and exchange
  for Class B and Class C common stock........................   9,059,120            251      6,629,269
                                                                 3,940,890             92      1,057,032
                                                                             ------------   ------------
                                                                                      343      7,686,301

Issuance of Class B common stock in exchange for Class A
  common stock................................................   5,118,228             92      1,372,819

Issuance of Class C common stock in exchange for Class A
  common stock................................................           2             92              1

Cheap stock consideration for common stock and stock options issued during the period from January 23, 1996 (inception)
  to December 31, 1996........................................   4,343,927            343      4,343,927
                                                                                            ------------


Pro forma weighted average shares used in per share
  computation.................................................                                13,403,048
                                                                                            ------------

Net loss for the period from January 23, 1996 (inception) to
  December 31, 1996...........................................                              $ (3,191,770)

Pro forma net loss per share..................................                              $      (0.24)
                                                                                            -------------
                                                                                            -------------

                              DOUBLECLICK INC.
                COMPUTATION OF PRO FORMA NET LOSS PER SHARE



                                                                 NUMBER OF
                                                                 COMMON AND
                                                                   COMMON                      WEIGHTED
                                                                 EQUIVALENT       DAYS         AVERAGE
NINE MONTHS ENDED SEPTEMBER 30, 1997                               SHARES      OUTSTANDING      SHARES
------------------------------------                            ------------   -----------     --------


Issuance and assumed conversion of convertible
  preferred stock.............................................   6,234,434           118      2,704,644


Class A common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................   3,940,890           154      2,231,239
  Stock options exercised.....................................      28,750            51          5,391

Class B common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................   5,118,228           154      2,897,820

Class C common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................           2           154               1

Issuance of Common Stock......................................   5,191,732           118      2,252,296
  Stock options exercised.....................................       1,625            76            454
                                                                       500            61            112
                                                                    20,000            60          4,412
                                                                       500            56            103
                                                                     5,500            53          1,072
                                                                     4,500            47            778
                                                                    30,000            39          4,301
                                                                    23,000            24          2,029
                                                                     3,500            18            232
                                                                     1,000            15             55
                                                                     1,875            12             83
                                                                     3,500            10            129
                                                                       500             5              9
                                                                     4,875             5             90
                                                              ------------                 ------------
                                                                 5,292,607                    2,266,155


Cheap stock consideration for common stock and stock options
  during the nine months ended September 30, 1997.............   4,343,927           272      4,343,927
                                                                                           ------------

Pro forma weighted average shares used in per share
  computation.................................................                               14,449,177
                                                                                           ------------

Net loss for the nine months ended September 30, 1997.........                             $ (4,612,443)
                                                                                           -------------
Pro forma net loss per share..................................                             $      (0.32)
                                                                                           -------------